Exhibit 99.1

Union Pacific Reports Fourth Quarter and Full Year 2025 Results
•Fourth quarter diluted earnings per share (EPS) of $3.11 and adjusted diluted EPS* of $2.86
•Fourth quarter operating ratio (OR) of 60.5% and adjusted OR* of 60.0%
•Full year diluted EPS of $11.98 and adjusted diluted EPS* of $11.66
•Full year OR of 59.8% and adjusted OR* of 59.3%
•Full year return on invested capital* of 16.3%
Omaha, Neb., January 27, 2026 – Union Pacific Corporation (NYSE: UNP) today reported 2025 fourth quarter and full year results. "We had a record-breaking year and delivered best-ever safety, service, and operating results in 2025," said Jim Vena, Union Pacific Chief Executive Officer. "Our 2025 reported net income grew 6%, earnings per share increased 8%, and we improved our operating ratio. While we work through the regulatory process to create America's first transcontinental railroad, our team is focused on driving further safety, service, and operating improvements to support growth."
Reported 2025 fourth quarter net income was $1.8 billion and diluted EPS was $3.11. Results include industrial park land sales of $234 million, increasing diluted EPS $0.30, and $30 million of merger costs, reducing diluted EPS $0.05. Adjusted fourth quarter 2025 net income* of $1.7 billion, or adjusted diluted EPS* of $2.86, compares to adjusted fourth quarter 2024 net income* of $1.8 billion, or adjusted diluted EPS* of $2.96.
Reported full year 2025 net income of $7.1 billion, or diluted EPS of $11.98, compares to full year 2024 net income of $6.7 billion, or diluted EPS of $11.09. Reported full year net income grew 6% and full year diluted EPS improved 8%. Adjusted full year 2025 net income* of $6.9 billion, or adjusted diluted EPS* of $11.66, compares to adjusted full year 2024 net income* of $6.8 billion, or adjusted diluted EPS* of $11.11. Adjusted full year net income* grew 3% and adjusted diluted EPS* improved 5%.
Fourth Quarter Summary: 2025 vs. 2024
Financial Results: Record Fourth Quarter Net Income
•Net income of $1.8 billion includes industrial park land sales of $234 million.
•Operating revenue of $6.1 billion declined 1% driven by lower volume, partially offset by core pricing gains and fuel surcharge revenue.
•Revenue carloads declined 4%.
•Reported operating ratio was 60.5%, 180 basis points worse. Adjusted operating ratio* was 60.0%, 190 basis points worse.
* See attached supplemental schedule of non-GAAP measures for a reconciliation to GAAP.
-more-

Operating Results: Best Ever Quarterly Records for Freight Car Velocity and Terminal Dwell and Record Fourth Quarter for Train Length and Workforce Productivity
•Reportable personal injury rate and reportable derailment rate both improved.
•Freight car velocity was 239 daily miles per car, a 9% increase..
•Average terminal dwell was 19.8 hours, a 9% improvement.
•Average train length was 9,729 feet, a 3% increase.
•Workforce productivity was 1,151 car miles per employee, a 3% improvement.
Full Year Summary: 2025 vs. 2024
Financial Results: Best Ever Full Year for Freight Revenue Excluding Fuel Surcharge, Other Income, and Net Income
•Operating revenue of $24.5 billion was up 1% driven by core pricing gains and higher volume, partially offset by business mix, reduced fuel surcharge revenue, and lower other revenue.
•Freight revenue excluding fuel surcharge grew 3%.
•Revenue carloads increased 1%.
•Reported operating ratio of 59.8% improved 10 basis points. Adjusted operating ratio* of 59.3% improved 60 basis points.
Operating Results: Best Ever Full Year for Safety, Freight Car Velocity, Locomotive Productivity, Terminal Dwell, Train Length, Workforce Productivity, and Fuel Consumption Rate
•Union Pacific’s reportable personal injury and reportable derailment rates both improved, and the personal injury rate was industry-leading.
•Freight car velocity was 225 daily miles per car, an 8% increase.
•Locomotive productivity was 139 gross ton-miles per horsepower day, up 3%.
•Average terminal dwell was 20.9 hours, an 8% improvement.
•Workforce productivity was 1,132 car miles per employee, a 7% increase.
On Track with Investor Day Targets
2026 Outlook:
•Meeting customer demand with strong service; muted economic forecast.
•Pricing dollars in excess of inflation dollars.
•Earnings per share growth of mid-single digit; consistent with attaining 3-year CAGR target of high-single digit to low-double digit through 2027.
•Operating ratio improvement; industry-leading operating ratio and return on invested capital
•Continued strong cash generation.
•Capital allocation:
- Capital plan of $3.3 billion.
- Consistent annual dividend increases.
* See attached supplemental schedule of non-GAAP measures for a reconciliation to GAAP.

Fourth Quarter 2025 Earnings Conference Call

Union Pacific will webcast its fourth quarter 2025 earnings release presentation live at www.up.com/investor and via teleconference on Tuesday, January 27, 2026, at 8:45 a.m. Eastern Time. Participants may join the conference call by dialing 877-407-8293 (or for international participants, 201-689-8349).
ABOUT UNION PACIFIC
Union Pacific (NYSE: UNP) delivers the goods families and businesses use every day with safe, reliable, and efficient service. Operating in 23 western states, the company connects its customers and communities to the global economy. Trains are the most environmentally responsible way to move freight, helping Union Pacific protect future generations. More information about Union Pacific is available at www.up.com.
Union Pacific Investor contact: Diana Prauner at 402-544-4227 or dprauner@up.com
Union Pacific Media contact: Clarissa Beyah at 402-957-4793 or cbeyah@up.com
Supplemental financial information is attached.

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Certain statements in this communication are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause the Company’s (or, as it relates to the Transaction (as defined below), the combined company of Norfolk Southern and Union Pacific (referred to hereinafter as the combined company) actual results, levels of activity, performance, or achievements or those of the railroad industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like “may,” “will,” “could,” “would,” “should,” “expect,” “anticipate,” “believe,” “project,” “estimate,” “intend,” “plan,” “pro forma,” or any variations or other comparable terminology.

While the Company has based these forward-looking statements on those expectations, assumptions, estimates, beliefs and projections they view as reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s, including but not limited to, in addition to factors disclosed in the Company’s, as well as Norfolk Southern’s (as it relates to the proposed combination of it with the Company) respective filings with the U.S. Securities and Exchange Commission (the “SEC”): the occurrence of any event, change or other circumstance that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between the Company and Norfolk Southern providing for the acquisition of Norfolk Southern by Union Pacific (the “Transaction”); the risk that potential legal proceedings may be instituted against the Company or Norfolk Southern and result in significant costs of defense, indemnification or liability; the possibility that the Transaction does not close when expected or at all because required Surface Transportation Board or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the Transaction); the risk that the combined company will not realize expected benefits, cost savings, accretion, synergies and/or growth from the Transaction, or that such benefits may take longer to realize or be more costly to achieve than expected, including as a result of changes in, or problems arising from, general economic and market conditions, tariffs, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which the Company and Norfolk Southern operate; disruption to the parties’ businesses as a result of the announcement and pendency of the Transaction; the costs associated with the anticipated length of time of the pendency of the Transaction, including the restrictions contained in the definitive merger agreement on the ability of the Company and Norfolk Southern, respectively, to operate their respective businesses outside the ordinary course during the pendency of the Transaction; the diversion of the Company’s and Norfolk Southern’s management’s attention and time from ongoing business operations and opportunities on merger-related matters; the risk that the integration of each party’s operations will be materially delayed or will be more costly or difficult than expected or that the parties are otherwise unable to successfully integrate each party’s businesses into the other’s businesses; the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; reputational risk and potential adverse reactions of the Company’s or Norfolk Southern’s customers, suppliers, employees, labor unions or other business partners, including those resulting from the announcement or completion of the Transaction; the dilution caused by the Company’s issuance of additional shares of its common stock in connection with the consummation of the Transaction; the risk of a downgrade of the credit rating of the Company’s indebtedness, which could give rise to an obligation to redeem existing indebtedness; a material adverse change in the financial condition of the Company, Norfolk Southern or the combined company; changes in domestic or international economic, political or business conditions, including those impacting the transportation industry (including customers, employees and supply chains); the Company’s, Norfolk Southern’s and the combined company’s ability to successfully implement its respective operational, productivity, and strategic initiatives; a significant adverse event on the Company’s or Norfolk Southern’s network, including, but not limited to, a mainline accident, discharge of hazardous materials, or climate-related or other network outage; the outcome of claims, litigation, governmental proceedings and investigations involving the Company or Norfolk Southern, including, in the case of Norfolk Southern, those with respect to the Eastern Ohio incident; the nature and extent of Norfolk Southern’s environmental remediation obligations with respect to the Eastern Ohio incident; new or additional governmental regulation and/or operational changes resulting from or related to the Eastern Ohio incident; and a cybersecurity incident or other disruption to our technology infrastructure.

This list of important factors is not intended to be exhaustive. These and other important factors, including those discussed under “Risk Factors” in Norfolk Southern’s Annual Report on Form 10-K for the year ended December 31, 2024 (available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000702165/000070216525000008/nsc-20241231.htm) and Norfolk Southern’s subsequent filings with the SEC, the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on February 7, 2025 (available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000100885/000010088525000042/unp-20241231.htm) and the Company’s subsequent filings with the SEC, as well as the risks described in the Company’s registration statement on Form S-4 (No. 290282), as filed with the SEC on September 16, 2025, as amended on September 30, 2025 (available at https://www.sec.gov/Archives/edgar/data/100885/000119312525224307/d908896ds4a.htm), may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. References to the Company’s and Norfolk Southern’s website are provided for convenience and, therefore, information on or available through the website is not, and should not be deemed to be, incorporated by reference herein. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, the Company and Norfolk Southern disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required by applicable law or regulation.
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UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES
Condensed Consolidated Statements of Income (unaudited)

Millions, except per share amounts and percentages, for the periods ended December 31,	4th Quarter				Full Year
	2025	2024	%		2025	2024	%
Operating revenues
Freight revenues	$5,759	$5,789	(1)%		$23,220	$22,811	2%
Other revenues	326	332	(2)		1,290	1,439	(10)
Total operating revenues	6,085	6,121	(1)		24,510	24,250	1
Operating expenses
Compensation and benefits	1,222	1,261	(3)		4,897	4,899	-
Purchased services and materials	670	619	8		2,626	2,520	4
Depreciation	624	606	3		2,465	2,398	3
Fuel	595	581	2		2,390	2,474	(3)
Equipment and other rents	229	248	(8)		912	920	(1)
Other	344	281	22		1,374	1,326	4
Total operating expenses	3,684	3,596	2		14,664	14,537	1
Operating income	2,401	2,525	(5)		9,846	9,713	1
Other income, net	332	68	F		629	350	80
Interest expense	(325)	(312)	4		(1,309)	(1,269)	3
Income before income taxes	2,408	2,281	6		9,166	8,794	4
Income tax expense	(560)	(519)	8		(2,028)	(2,047)	(1)
Net income	$1,848	$1,762	5%		$7,138	$6,747	6%

Share and per share
Earnings per share - basic	$3.12	$2.92	7%		$12.00	$11.10	8%
Earnings per share - diluted	$3.11	$2.91	7		$11.98	$11.09	8
Weighted average number of shares - basic	592.5	604.2	(2)		595.0	607.6	(2)
Weighted average number of shares - diluted	593.5	605.2	(2)		595.9	608.6	(2)
Dividends declared per share	$1.38	$1.34	3		$5.44	$5.28	3

Operating ratio	60.5%	58.7%	1.8	pts	59.8%	59.9%	(0.1)	pts
Effective tax rate	23.3%	22.8%	0.5	pts	22.1%	23.3%	(1.2)	pts

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES
Freight Revenues Statistics (unaudited)

For the Periods Ended December 31,	4th Quarter			Full Year
	2025	2024	%	2025	2024	%
Freight revenues (millions)
Grain & grain products	$1,037	$1,061	(2)%	$3,926	$3,828	3%
Fertilizer	218	199	10	856	811	6
Food & refrigerated	233	253	(8)	1,018	1,085	(6)
Coal & renewables	431	351	23	1,786	1,483	20
Bulk	1,919	1,864	3	7,586	7,207	5
Industrial chemicals & plastics	612	582	5	2,512	2,345	7
Metals & minerals	543	507	7	2,193	2,081	5
Forest products	302	324	(7)	1,290	1,326	(3)
Energy & specialized markets	659	679	(3)	2,609	2,688	(3)
Industrial	2,116	2,092	1	8,604	8,440	2
Automotive	581	581	-	2,398	2,452	(2)
Intermodal	1,143	1,252	(9)	4,632	4,712	(2)
Premium	1,724	1,833	(6)	7,030	7,164	(2)
Total	$5,759	$5,789	(1)%	$23,220	$22,811	2%
Revenue carloads (thousands)
Grain & grain products	235	234	-%	880	850	4%
Fertilizer	54	51	6	216	213	1
Food & refrigerated	36	40	(10)	163	177	(8)
Coal & renewables	191	175	9	797	702	14
Bulk	516	500	3	2,056	1,942	6
Industrial chemicals & plastics	176	170	4	704	672	5
Metals & minerals	189	179	6	747	719	4
Forest products	48	52	(8)	203	213	(5)
Energy & specialized markets	148	154	(4)	587	607	(3)
Industrial	561	555	1	2,241	2,211	1
Automotive	190	197	(4)	793	824	(4)
Intermodal [a]	806	911	(12)	3,357	3,357	-
Premium	996	1,108	(10)	4,150	4,181	(1)
Total	2,073	2,163	(4)%	8,447	8,334	1%
Average revenue per car
Grain & grain products	$4,414	$4,532	(3)%	$4,461	$4,505	(1)%
Fertilizer	4,095	3,918	5	3,970	3,809	4
Food & refrigerated	6,352	6,152	3	6,233	6,104	2
Coal & renewables	2,255	2,012	12	2,241	2,113	6
Bulk	3,719	3,723	-	3,690	3,710	(1)
Industrial chemicals & plastics	3,478	3,445	1	3,568	3,493	2
Metals & minerals	2,863	2,820	2	2,935	2,893	1
Forest products	6,387	6,210	3	6,369	6,229	2
Energy & specialized markets	4,450	4,412	1	4,446	4,426	-
Industrial	3,771	3,771	-	3,840	3,818	1
Automotive	3,065	2,952	4	3,024	2,976	2
Intermodal [a]	1,418	1,376	3	1,380	1,404	(2)
Premium	1,731	1,656	5	1,694	1,714	(1)
Average	$2,778	$2,677	4%	$2,749	$2,737	-%
[a]For intermodal shipments each container or trailer equals one carload.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES
Condensed Consolidated Statements of Financial Position (unaudited)

Millions, except percentages	Dec. 31, 2025	Dec. 31, 2024
Assets
Cash and cash equivalents	$1,266	$1,016
Other current assets	3,289	3,005
Investments	2,885	2,664
Properties, net	59,645	58,343
Operating lease assets	1,036	1,297
Other assets*	1,577	1,390
Total assets	$69,698	$67,715

Liabilities and Common Shareholders' Equity
Debt due within one year	$1,520	$1,425
Other current liabilities	3,494	3,829
Debt due after one year	30,294	29,767
Operating lease liabilities	738	925
Deferred income taxes	13,421	13,151
Other long-term liabilities	1,764	1,728
Total liabilities	51,231	50,825
Total common shareholders' equity	18,467	16,890
Total liabilities and common shareholders' equity	$69,698	$67,715

Return on Average Common Shareholders' Equity	40.4%	42.6%
Return on Invested Capital as Adjusted (ROIC)**	16.3%	15.8%
*Prior periods have been reclassified to conform to the current period disclosure.
**ROIC is a non-GAAP measure; however, we believe this measure is important to management and investors in evaluating efficiency and effectiveness of our long-term capital investments. See page 11 for a reconciliation to GAAP.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES
Condensed Consolidated Statements of Cash Flows (unaudited)

	Full Year
Millions, for the periods ended December 31,	2025	2024
Operating activities
Net income	$7,138	$6,747
Depreciation	2,465	2,398
Deferred and other income taxes	241	28
Other - net	(554)	173
Cash provided by operating activities	9,290	9,346
Investing activities
Capital investments*	(3,791)	(3,452)
Other - net	29	127
Cash used in investing activities	(3,762)	(3,325)
Financing activities
Dividends paid	(3,236)	(3,213)
Share repurchase programs	(2,679)	(1,505)
Debt issued	1,995	800
Debt repaid	(1,428)	(2,226)
Other - net	72	77
Cash used in financing activities	(5,276)	(6,067)
Net change in cash, cash equivalents, and restricted cash	252	(46)
Cash, cash equivalents, and restricted cash at beginning of year	1,028	1,074
Cash, cash equivalents, and restricted cash at end of period	$1,280	$1,028
Free cash flow**
Cash provided by operating activities	$9,290	$9,346
Cash used in investing activities	(3,762)	(3,325)
Dividends paid	(3,236)	(3,213)
Free cash flow	$2,292	$2,808
*Capital investments include locomotive and freight car early lease buyouts of $311 million in 2025 and $143 million in 2024.
**Free cash flow is a non-GAAP measure; however, we believe this measure is important to management and investors in evaluating our financial performance and measures our ability to generate cash without additional external financing.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES
Operating and Performance Statistics (unaudited)

For the periods ended December 31,	4th Quarter				Full Year
	2025	2024	%		2025	2024	%
Operating/performance statistics
Freight car velocity (daily miles per car)	239	219	9%		225	208	8%
Average train speed (miles per hour)*	25.5	23.9	7		24.3	23.6	3
Average terminal dwell time (hours)*	19.8	21.8	(9)		20.9	22.6	(8)
Locomotive productivity (GTMs per horsepower day)	141	136	4		139	135	3
Gross ton-miles (GTMs) (millions)	217,566	218,558	-		873,644	847,386	3
Train length (feet)	9,729	9,462	3		9,678	9,469	2
Intermodal service performance index (%)	100	89	11	pts	99	90	9	pts
Manifest service performance index (%)	100	96	4	pts	100	89	11	pts
Workforce productivity (car miles per employee)	1,151	1,118	3		1,132	1,062	7
Total employees (average)	28,418	29,789	(5)		29,287	30,336	(3)

Locomotive fuel statistics
Average fuel price per gallon consumed	$2.49	$2.41	3%		$2.49	$2.64	(6)%
Fuel consumed in gallons (millions)	234	236	(1)		937	917	2
Fuel consumption rate**	1.074	1.078	-		1.072	1.082	(1)

Revenue ton-miles (millions)
Grain & grain products	23,722	23,207	2%		87,998	84,302	4%
Fertilizer	3,502	3,291	6		13,780	13,204	4
Food & refrigerated	4,080	4,313	(5)		17,888	18,547	(4)
Coal & renewables	22,039	17,126	29		89,383	72,106	24
Bulk	53,343	47,937	11		209,049	188,159	11
Industrial chemicals & plastics	7,696	7,457	3		31,524	30,436	4
Metals & minerals	8,486	8,013	6		33,814	32,793	3
Forest products	4,957	5,369	(8)		21,095	21,967	(4)
Energy & specialized markets	9,960	10,690	(7)		39,722	41,925	(5)
Industrial	31,099	31,529	(1)		126,155	127,121	(1)
Automotive	4,257	4,452	(4)		17,952	18,425	(3)
Intermodal	17,822	20,506	(13)		73,781	76,011	(3)
Premium	22,079	24,958	(12)		91,733	94,436	(3)
Total	106,521	104,424	2%		426,937	409,716	4%
*Surface Transportation Board (STB) reported performance measures.
**Fuel consumption is computed as follows: gallons of fuel consumed divided by gross ton-miles in thousands.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES
Condensed Consolidated Statements of Income (unaudited)

Millions, except per share amounts and percentages,	2025
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Operating revenues
Freight revenues	$5,691	$5,843	$5,927	$5,759	$23,220
Other revenues	336	311	317	326	1,290
Total operating revenues	6,027	6,154	6,244	6,085	24,510
Operating expenses
Compensation and benefits	1,212	1,249	1,214	1,222	4,897
Purchased services and materials	631	642	683	670	2,626
Depreciation	610	613	618	624	2,465
Fuel	603	576	616	595	2,390
Equipment and other rents	241	230	212	229	912
Other	359	319	352	344	1,374
Total operating expenses	3,656	3,629	3,695	3,684	14,664
Operating income	2,371	2,525	2,549	2,401	9,846
Other income, net	78	123	96	332	629
Interest expense	(322)	(335)	(327)	(325)	(1,309)
Income before income taxes	2,127	2,313	2,318	2,408	9,166
Income tax expense	(501)	(437)	(530)	(560)	(2,028)
Net income	$1,626	$1,876	$1,788	$1,848	$7,138

Share and per share
Earnings per share - basic	$2.71	$3.16	$3.02	$3.12	$12.00
Earnings per share - diluted	$2.70	$3.15	$3.01	$3.11	$11.98
Weighted average number of shares - basic	601.0	594.1	592.4	592.5	595.0
Weighted average number of shares - diluted	601.9	594.8	593.2	593.5	595.9
Dividends declared per share	$1.34	$1.34	$1.38	$1.38	$5.44

Operating ratio	60.7%	59.0%	59.2%	60.5%	59.8%
Effective tax rate	23.6%	18.9%	22.9%	23.3%	22.1%

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES
Freight Revenue Statistics (unaudited)

	2025
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Freight revenues (millions)
Grain & grain products	$950	$964	$975	$1,037	$3,926
Fertilizer	210	201	227	218	856
Food & refrigerated	260	267	258	233	1,018
Coal & renewables	416	469	470	431	1,786
Bulk	1,836	1,901	1,930	1,919	7,586
Industrial chemicals & plastics	607	646	647	612	2,512
Metals & minerals	521	561	568	543	2,193
Forest products	321	340	327	302	1,290
Energy & specialized markets	633	665	652	659	2,609
Industrial	2,082	2,212	2,194	2,116	8,604
Automotive	581	632	604	581	2,398
Intermodal	1,192	1,098	1,199	1,143	4,632
Premium	1,773	1,730	1,803	1,724	7,030
Total	$5,691	$5,843	$5,927	$5,759	$23,220
Revenue carloads (thousands)
Grain & grain products	214	216	215	235	880
Fertilizer	49	55	58	54	216
Food & refrigerated	43	43	41	36	163
Coal & renewables	185	205	216	191	797
Bulk	491	519	530	516	2,056
Industrial chemicals & plastics	169	177	182	176	704
Metals & minerals	174	191	193	189	747
Forest products	51	52	52	48	203
Energy & specialized markets	143	149	147	148	587
Industrial	537	569	574	561	2,241
Automotive	195	209	199	190	793
Intermodal [a]	874	817	860	806	3,357
Premium	1,069	1,026	1,059	996	4,150
Total	2,097	2,114	2,163	2,073	8,447
Average revenue per car
Grain & grain products	$4,434	$4,467	$4,532	$4,414	$4,461
Fertilizer	4,339	3,627	3,875	4,095	3,970
Food & refrigerated	6,058	6,237	6,306	6,352	6,233
Coal & renewables	2,250	2,283	2,181	2,255	2,241
Bulk	3,744	3,659	3,641	3,719	3,690
Industrial chemicals & plastics	3,601	3,647	3,548	3,478	3,568
Metals & minerals	2,986	2,950	2,944	2,863	2,935
Forest products	6,264	6,508	6,315	6,387	6,369
Energy & specialized markets	4,433	4,439	4,462	4,450	4,446
Industrial	3,877	3,885	3,828	3,771	3,840
Automotive	2,971	3,034	3,027	3,065	3,024
Intermodal [a]	1,364	1,345	1,393	1,418	1,380
Premium	1,658	1,688	1,701	1,731	1,694
Average	$2,714	$2,764	$2,740	$2,778	$2,749
[a]For intermodal shipments each container or trailer equals one carload.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES
Non-GAAP Measures Reconciliation to GAAP (unaudited)

Financial performance*
Millions, except per share amounts and percentages, for the three months ended December 31, 2025	Reported results (GAAP)	Acquisition- related expense		Industrial park land sales		Adjusted results (non-GAAP)
Operating expense	$3,684	$(30)		$-		$3,654
Operating income	2,401	30		-		2,431
Other income, net	332	-		(234)		98
Income tax expense [a]	(560)	-		56		(504)
Net income	1,848	30		(178)		1,700
Earnings per share - diluted	$3.11	$0.05		$(0.30)		$2.86
Operating ratio	60.5%	(0.5)	pts	-	pts	60.0%

Millions, except per share amounts and percentages, for the three months ended December 31, 2024	Reported results (GAAP)	Crew staffing agreement		Adjusted results (non-GAAP)
Operating expenses	$3,596	$(40)		$3,556
Operating income	2,525	40		2,565
Income tax expense	(519)	(10)		(529)
Net income	1,762	30		1,792
Earnings per share - diluted	$2.91	$0.05		$2.96
Operating ratio	58.7%	(0.6)	pts	58.1%
[a]Certain acquisition-related costs are non-deductible for income tax purposes.
*The above tables reconcile our results for the three months ended December 31, 2025 and 2024, to adjust results that exclude the impact of certain items identified as affecting comparability. We use adjusted operating expenses, adjusted operating income, adjusted income tax expense, adjusted net income, adjusted diluted earnings per share (EPS), and adjusted operating ratio, as applicable, among other measures, to evaluate our actual operating performance. The measures listed in the above tables are considered non-GAAP by SEC Regulation G and Item 10 of SEC Regulation S-K. We believe these non-GAAP financial measures provide valuable information regarding earnings and business trends by excluding specific items that we believe are not indicative of our ongoing operating results of our business, providing a useful way for investors to make a comparison of our performance over time and against other companies in our industry. Since these are not measures of performance calculated in accordance with GAAP, they should be considered in addition to, rather than as a substitute for, operating expenses, operating income, income tax expense, net income, diluted EPS, and operating ratio as indicators of operating performance.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES
Non-GAAP Measures Reconciliation to GAAP (unaudited)

Financial performance*
Millions, except per share amounts and percentages	Reported results (GAAP)	Acquisition- related expense		Industrial park land sales		Deferred tax adjustment		Crew staffing agreement		Adjusted results (non-GAAP)
For the year ended December 31, 2025
Operating expense	$14,664	$(72)		$-		$-		$(55)		$14,537
Operating income	9,846	72		-		-		55		9,973
Other income, net	629	-		(250)		-		-		379
Income tax expense [a]	(2,028)	-		60		(115)		(13)		(2,096)
Net income	7,138	72		(190)		(115)		42		6,947
Earnings per share - diluted	$11.98	$0.12		$(0.32)		$(0.19)		$0.07		$11.66
Operating ratio	59.8%	(0.3)	pts	-	pts	-	pts	(0.2)	pts	59.3%

Millions, except per share amounts and percentages	Reported results (GAAP)	Crew staffing agreement		Gain on sale of intermodal equipment		Environmental remediation		Adjusted results (non-GAAP)
For the year ended December 31, 2024
Operating expenses	$14,537	$(40)		$46		$(23)		$14,520
Operating income	9,713	40		(46)		23		9,730
Income tax expense	(2,047)	(9)		11		(6)		(2,051)
Net income	6,747	31		(35)		17		6,760
Earnings per share - diluted	$11.09	$0.05		$(0.06)		$0.03		$11.11
Operating ratio	59.9%	(0.1)	pts	0.2	pts	(0.1)	pts	59.9%

[a]Certain acquisition-related costs are non-deductible for income tax purposes.
*The above tables reconcile our results for the year ended and as of December 31, 2025 and 2024, to adjust results that exclude the impact of certain items identified as affecting comparability. We use adjusted operating expenses, adjusted operating income, adjusted income tax expense, adjusted net income, adjusted diluted earnings per share (EPS), and adjusted operating ratio as applicable, among other measures, to evaluate our actual operating performance. The measures listed in the above tables are considered non-GAAP by SEC Regulation G and Item 10 of SEC Regulation S-K. We believe these non-GAAP financial measures provide valuable information regarding earnings and business trends by excluding specific items that we believe are not indicative of our ongoing operating results of our business, providing a useful way for investors to make a comparison of our performance over time and against other companies in our industry. Since these are not measures of performance calculated in accordance with GAAP, they should be considered in addition to, rather than as a substitute for, operating expenses, operating income, income tax expense, net income, diluted EPS, and operating ratio as indicators of operating performance.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES
Non-GAAP Measures Reconciliation to GAAP (unaudited)

Debt / net income
Millions, except ratios	2025	2024
Debt	$31,814	$31,192
Net income	7,138	6,747
Debt / net income	4.5	4.6

Adjusted debt / adjusted EBITDA*
Millions, except ratios	2025	2024
Net income	$7,138	$6,747
Add:
Income tax expense	2,028	2,047
Depreciation	2,465	2,398
Interest expense	1,309	1,269
EBITDA	$12,940	$12,461
Adjustments:
Other income, net	(629)	(350)
Interest on operating lease liabilities [1]	40	48
Adjusted EBITDA (a)	$12,351	$12,159
Debt	$31,814	$31,192
Operating lease liabilities	1,008	1,271
Adjusted debt (b)	$32,822	$32,463
Adjusted debt / adjusted EBITDA (b/a)	2.7	2.7
[1]Represents the hypothetical interest expense we would incur (using the incremental borrowing rate) if the property under our operating leases were owned or accounted for as finance leases
*Adjusted debt (total debt plus operating lease liabilities plus after-tax unfunded pension and OPEB (other post-retirement benefit) obligations) to adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, and adjustments for other income and interest on present value of operating leases) is considered a non-GAAP financial measure by SEC Regulation G and Item 10 of SEC Regulation S-K and may not be defined and calculated by other companies in the same manner. We believe this measure is important to management and investors in evaluating the Company’s ability to sustain given debt levels (including leases) with the cash generated from operations. In addition, a comparable measure is used by rating agencies when reviewing the Company’s credit rating. Adjusted debt to adjusted EBITDA should be considered in addition to, rather than as a substitute for, other information provided in accordance with GAAP. The most comparable GAAP measure is debt to net income ratio. The tables above provide reconciliations from net income to adjusted EBITDA, debt to adjusted debt, and debt to net income to adjusted debt to adjusted EBITDA. At December 31, 2025 and 2024, the incremental borrowing rate on operating leases was 4.0% and 3.8%, respectively. Pension and OPEB were funded at December 31, 2025 and 2024.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES
Non-GAAP Measures Reconciliation to GAAP (unaudited)

Return on average common shareholders' equity
Millions, except percentages	2025	2024
Net income	$7,138	$6,747
Average equity	$17,679	$15,839
Return on average common shareholders' equity	40.4%	42.6%

Return on invested capital as adjusted (ROIC)*
Millions, except percentages	2025	2024
Net income	$7,138	$6,747
Interest expense	1,309	1,269
Interest on average operating lease liabilities	46	55
Taxes on interest	(299)	(308)
Net operating profit after taxes as adjusted	$8,194	$7,763
Average equity	$17,679	$15,839
Average debt	31,503	31,886
Average operating lease liabilities	1,140	1,436
Average invested capital as adjusted	$50,322	$49,161
Return on invested capital as adjusted	16.3%	15.8%
*ROIC is considered a non-GAAP financial measure by SEC Regulation G and Item 10 of SEC Regulation S-K and may not be defined and calculated by other companies in the same manner. We believe this measure is important to management and investors in evaluating the efficiency and effectiveness of our long-term capital investments. In addition, we currently use ROIC as a performance criterion in determining certain elements of equity compensation for our executives. ROIC should be considered in addition to, rather than as a substitute for, other information provided in accordance with GAAP. The most comparable GAAP measure is return on average common shareholders’ equity. The tables above provide reconciliations from return on average common shareholders’ equity to ROIC. At December 31, 2025 and 2024, the incremental borrowing rate on operating lease liabilities was 4.0% and 3.8%, respectively.